UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐   Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Basic Energy Services, Inc.

(Name of the Registrant as Specified In Its Charter)
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Basic Energy Services, Inc.
SUPPLEMENT TO PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on May 14, 2019

YOUR VOTE IS IMPORTANT. Please vote by using the telephone or Internet voting options described in your PROXY CARD or, if the Proxy Statement and a proxy card were mailed to you,
PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE.
On April 4, 2019, Basic Energy Services, Inc. (the “Company”) filed its Proxy Statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to the 2019 Annual Meeting of Stockholders of the Company (the “2019 Annual Meeting”) to be held at The Fort Worth Club, located at 306 W. 7th Street, Fort Worth, Texas 76102, on Tuesday, May 14, 2019, at 10:00 a.m. local time. Stockholders of record at the close of business on March 21, 2019 are entitled to notice of, and to vote at, the 2019 Annual Meeting and at any postponement or adjournment thereof. Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement.

This Supplement (i) amends Proposal 2 (Approval of the Basic Energy Services, Inc. 2019 Long Term Incentive Plan) to provide updated disclosure regarding “New Plan Benefits” pursuant to the Basic Energy Services, Inc. 2019 Long Term Incentive Plan (the “LTIP”) as a result of conditional grants approved by the Compensation Committee of the Board to be made to the Company’s executives and certain other members of management; (ii) amends Proposal 3 (Approval of the First Amendment to the Basic Energy Services, Inc. Non-Employee Director Incentive Plan) to provide updated disclosure regarding “New Plan Benefits” pursuant to the Basic Energy Services, Inc. Non-Employee Director Incentive Plan (the “Plan”), as amended by the First Amendment to the Basic Energy Services, Inc. Non-Employee Director Incentive Plan (the “Amendment”) as a result of conditional grants approved by the Board made to non-employee directors; and (iii) amends and restates a portion of the “Other Matters” section of the Proxy Statement to describe the engagement of Okapi Partners LLC as a proxy solicitor in connection with the 2019 Annual Meeting. This Supplement does not make any modifications to the terms of the LTIP, the Plan or the Amendment.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Regarding Proposal 2

Subject to stockholder approval of the LTIP, on April 3, 2019, the Compensation Committee of the Board approved the award of an aggregate of (i) 1,028,917 restricted shares of common stock of the Company in the form of time-based restricted stock awards ("RSAs") vesting in one-third increments over three years, with the first one-third of such shares to vest on the first anniversary of their respective grant dates; and (ii) 1,028,917 restricted shares of common stock of the Company in the form of cash-settled performance-based phantom shares vesting 50% on the first anniversary of their respective grant dates, and 50% on the second anniversary of their respective grant dates, subject to satisfaction of certain performance criteria, to the individuals set forth below, in the amounts set forth opposite such individual’s name and based on the targeted value set forth opposite each such individual’s name. The table below sets forth the grants of restricted shares of common stock under the LTIP, under which no such shares will be issued unless and until the Company obtains stockholder approval of the LTIP.

NEW PLAN BENEFITS
Basic Energy Services, Inc. 2019 Long Term Incentive Plan (in thousands except share amounts)
Name and Position	Target Dollar Value ($)(1)		Number of Shares
	Restricted	Phantom	Restricted	Phantom
T. M. “Roe” Patterson, President, Chief Executive Officer and Director	$1,045	$1,045	231,807	231,807
Alan Krenek (Retired), Former Senior Vice President and Chief Financial Officer, Treasurer and Secretary	$—	$—	—	—
James F. Newman, Senior Vice President - Region Operations	$376	$376	83,334	83,334
William T. Dame, Vice President - Pumping Services	$232	$232	51,386	51,386
Executive Group	$3,141	$3,141	696,366	696,366
Non-Executive Director Group	$—	$—	—	—
Non-Executive Officer Employee Group	$1,500	$1,500	332,551	332,551

(1)
Target dollar values were calculated using the average of the closing share prices of the Company’s common stock on the New York Stock Exchange over the 20 business days ending March 25, 2019. The ultimate fair value of grants will be determined on grant date. The fair value of time-vesting RSA’s is determined based on the closing-price of the shares on the grant date, fair value of the performance-based phantom shares is determined on the grant date based on a Monte-Carlo simulation valuation.

Supplemental Disclosure Regarding Proposal 3

Subject to stockholder approval of the Amendment, on April 3, 2019, the Board approved the award of an aggregate of 174,000 restricted shares of common stock of the Company vesting on the first anniversary of their respective grant dates to the non-employee directors set forth below, in the amounts set forth opposite such non-employee director’s name and based on the targeted value set forth opposite each such non-employee director’s name. Only non-employee directors are eligible to receive awards under the Plan. The table below sets forth the grants of restricted shares of common stock under the Plan, under which no such shares will be issued unless and until the Company obtains stockholder approval of the Amendment.

NEW PLAN BENEFITS
Basic Energy Services, Inc. Non-Employee Director Incentive Plan (in thousands except share amounts)
Non-Employee Director	Target Dollar Value ($)(1)	Number of Shares
Tim Day, Chairman	$160	35,500
James Kern	$125	27,700
John Jackson	$125	27,700
Sam Langford	$125	27,700
Julio Quintana	$125	27,700
Anthony DiNello	$125	27,700
Executive Group	$—	—
Non-Executive Director Group	$785	174,000
Non-Executive Officer Employee Group	$—	—

(1)
Target dollar values were calculated using the average of the closing share prices of the Company’s common stock on the New York Stock Exchange over the 20 business days ending March 25, 2019. The ultimate fair value of grants will be determined on grant date. The fair value of time-vesting RSA’s is determined based on the closing-price of the shares on the grant date.

Appointment of Proxy Solicitor

The second paragraph of the section “Other Matters” of the Proxy Statement is amended and restated as provided below to provide information about Okapi Partners LLC, who will be assisting the Company’s directors, officers and employees in the solicitation of proxies for the 2019 Annual Meeting.

The Company is soliciting proxies for the 2019 Annual Meeting. In addition, subsequent to filing and mailing the Proxy Statement, the Company engaged Okapi Partners LLC to solicit proxies on its behalf for a base fee of $8,000. Okapi Partners LLC may solicit proxies personally, electronically or by telephone. The Company has also agreed to reimburse Okapi Partners LLC for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation. Certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and the Company will reimburse these parties for any out-of-pocket expenses.

Additional Information

Except as described above, this Supplement to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.

This Supplement should be read together with the Proxy Statement. If you have already returned your proxy card or voting instruction form, or voted by other means, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy for the 2019 Annual Meeting and wish to revoke or change your vote, you may do so at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Corporate Secretary of the Company mailed to Basic Energy Services, Inc., 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102, Attention: Corporate Secretary or by attending the meeting in person and so notifying the inspector of elections.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to Be Held on May 14, 2019: This Supplement, the Proxy Statement, the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2018 are available at https://materials.proxyvote.com.

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